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                                                                  Exhibit (a)(7)


             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.



FOR THIS TYPE OF ACCOUNT:     GIVE THE SOCIAL SECURITY         FOR THIS TYPE OF ACCOUNT:   GIVE THE EMPLOYER
                              NUMBER OF  -                                                 IDENTIFICATION NUMBER OF  -
------------------------      ------------------------         ------------------------    ---------------------------
1.  An individual's account   The individual                   8.  Sole proprietorship     The owner (4)
                                                                   account
2.  Two or more individuals   The actual owner of the          9.  A valid trust, estate   The legal entity (do not
                              account or, if combined              or pension              furnish the identification
                              (joint account) funds,                                       number of the personal
                              any one of the                                               trust representative or
                              individuals (1)                                              trustee unless the legal
                                                                                           entity itself is not
                                                                                           designated in the account
                                                                                           title) (5)
3.  Husband and wife (joint   The actual owner of the          10. Corporate account       The corporation
    account)                  account or, if joint
                              funds, either person (1)

4.  Custodian account of a    The minor (2)                    11. Religious, charitable   The organization
    minor (Uniform Gift to                                         or educational
    Minors Act)                                                    organization account

5.  Adult and minor (joint    The adult or, if the             12. Partnership account     The partnership
    account)                  minor is the only                    held in the name of
                              contributor, the minor (1)           the business

6.  Account in the name of    The ward, minor or               13. Association, club or    The organization
    guardian or committee     incompetent person                   other tax-exempt
    for a designated ward,                                         organization
    minor or incompetent
    person

7.  a.The usual revocable     The grantor trustee (1)          14. A broker or             The broker or nominee
      savings trust account                                        registered nominee
      (grantor is also
      trustee)
7.  b.So-called trust         The actual owner (1)             15. Account with the        The public entity
      account that is not a                                        Department of
      legal or valid trust                                         Agriculture in the
      under State law                                              name of a public
                                                                   entity (such as a
                                                                   State or local
                                                                   government, school
                                                                   district or prison)
                                                                   that receives
                                                                   agricultural program
                                                                   payments


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4)  Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER OF SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments including the following:

-    A corporation.

-    A financial institution.

- An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

-    The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

-    An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust. A common trust fund operated by a bank under section 584(a) of the Code.

-    An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

-    An entity registered at all times under the Investment Company Act of 1940.

-    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441 of the Code.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount renewed is not paid in money.

-    Payments made by certain foreign organizations.

-    Payments made to a nominee.


Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.

- Payments described in section 6049(b)(5) of the Code to non-resident aliens.

-    Payments on tax-free covenant bonds under section 1451 of the Code.

- Payments made by certain foreign organizations. Payments made to a nominee. EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 ENCLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

PRIVACY ACT NOTICE - Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.